UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 7, 2012

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-675-1194

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On August 7, 2012, the Company’s Compensation, Nominating and Governance Committee approved the following executive officers’ participation in the Company’s Change in Control Severance Plan (the “Plan”):

Executive Officer	Severance Multiple

Paul W. Taylor President & Chief Executive Officer	3

Christopher G. Treece Executive Vice President, Chief Financial Officer and Secretary	2

Cathy P. Goss Executive Vice President and Chief Credit Officer	2

Michael B. Hobbs President, Guaranty Bank & Trust Company	2

The Plan provides severance to participants in the event of termination without cause or for good reason within two years following a change in control. A description of the Plan is included in the Company’s 2012 Proxy Statement filed on March 30, 2012 under “Executive Compensation — Payments on Termination or Change in Control” and the Plan is filed as Exhibit 10.5 to the Company’s Form 10-Q filed on November 7, 2008, each of which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

	By:	/s/ Christopher G. Treece
Name: Christopher G. Treece Title: Executive Vice President, Chief Financial Officer and Secretary

Date: August 9, 2012